SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. __)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]	Definitive Proxy Statement

[X]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to Sec. 240.14a-12

FRANKLIN LIMITED DURATION INCOME TRUST

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1.	Title of each class of securities to which transaction applies:

2.	Aggregate number of securities to which transaction applies:

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4.	Proposed maximum aggregate value of transaction:

5.	Total fee paid:

[ ]	Fee paid previously with preliminary proxy materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

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4)	Date Filed:

Franklin Templeton Investments One Franklin Parkway San Mateo, CA 94403-1906 tel(800) 632-2301 franklintempleton.com

July 25, 2018

Dear Valued Shareholder:

As a shareholder of Franklin Limited Duration Income Trust, we mailed to you important proxy voting material about the election of two trustees and the amendment to several fundamental investment restrictions. According to our records, we have not received your proxy vote.

If the Fund does not receive sufficient votes to pass the proposals as detailed in the proxy materials previously mailed to you, we may occasionally call shareholders to encourage them to vote. We’d like to avoid that step, and we think you’d appreciate not getting calls on this matter, too.

Voting is easy and fast.

You can vote your proxy using one of the options below:

•	Mail: Sign, date and return the enclosed proxy card in the postage-paid envelope provided.
•	Online: Visit the website indicated on the proxy card.
•	Phone: Call the number on the proxy card. You can speak to a live operator if you need assistance.

By casting your proxy vote now, you not only ensure your shares are represented, we won’t contact you further relating to this issue.

Shareholders will vote on the fund reorganization at a special meeting to be held on September 4, 2018. Detailed information about the annual meeting and the proposals can be found in the proxy statement, or online at: www.proxyonline.com/docs/FT2018.pdf ..

If you have any questions about this proposal, you may contact your financial advisor or AST Fund Solutions, at (800) 431-9642 Extension 12.

Sincerely,

Karen L. Skidmore

Vice President and Secretary

Franklin Funds - Franklin Limited Duration Income Trust

Enclosure

   LDIT-OB1-12778

Not FDIC Insured | May Lose Value | No Bank Guarantee

Franklin Templeton Investments One Franklin Parkway San Mateo, CA 94403-1906 tel(800) 632-2301 franklintempleton.com

July 25, 2018

Dear Valued Shareholder:

As a shareholder of Franklin Limited Duration Income Trust, we mailed to you important proxy voting material about the election of two trustees and the amendment to several fundamental investment restrictions. According to our records, we have not received your proxy vote.

If the Fund does not receive sufficient votes to pass the proposals as detailed in the proxy materials previously mailed to you, we may occasionally call shareholders to encourage them to vote. We’d like to avoid that step, and we think you’d appreciate not getting calls on this matter, too.

Voting is easy and fast.

You can vote your proxy using one of the options below:

•	Mail: Sign, date and return the enclosed proxy card in the postage-paid envelope provided.
•	Online: Visit the website indicated on the proxy card.
•	Phone: Call the number on the proxy card. You can speak to a live operator if you need assistance.

By casting your proxy vote now, you not only ensure your shares are represented, we won’t contact you further relating to this issue.

Shareholders will vote on the fund reorganization at a special meeting to be held on September 4, 2018. Detailed information about the annual meeting and the proposals can be found in the proxy statement, or online at: www.proxyonline.com/docs/FT2018.pdf.

If you have any questions about this proposal, you may contact your financial advisor or AST Fund Solutions, at (800) 431-9642.

Sincerely,

Karen L. Skidmore

Vice President and Secretary

Franklin Funds - Franklin Limited Duration Income Trust

Enclosure

LDIT-RB1-12778

Not FDIC Insured | May Lose Value | No Bank Guarantee

Franklin Limited Duration Income Trust

Level I Machine Script

Hello.

I am calling on behalf of Franklin Templeton Investments, regarding your current investment in Franklin Limited Duration Income Trust.

The Annual Meeting of Shareholders is scheduled to take place on September 4, 2018. Shareholders are being asked to consider and vote on important matters about the operation of the Fund. As of today, your vote has not been registered.

For more information or to cast your vote, please contact us at 1-800-431-9642 Monday through Friday between the hours of 9:00am and 10:00pm Eastern Time.

Thank you and have a Good Day.

Franklin Limited Duration Income Trust Any Vote Script (ANY VOTE)

Good (morning, afternoon, evening), my name is (AGENT’S FULL NAME) and I am calling on behalf of Franklin Templeton Investments.

May I please speak with (INVESTOR’S FULL NAME)?

(Re-Greet If Necessary)

I am calling on a recorded line regarding your current investment with Franklin Limited Duration Income Trust. The reason for my call is to inform you that the Annual Meeting of Shareholders is scheduled to take place on September 4, 2018 and currently our records indicate your vote has not been recorded.

The Fund’s Board of Trustees is recommending a vote “In Favor” of the proposals, but you may also cast an “Against” or “Abstain” vote.

Would you like to vote “In Favor”, “Against” or “Abstain”?

(Pause For Response)

(Review Voting Options with Investor If Necessary)

If we identify any additional accounts you own with Franklin Limited Duration Income Trust before the meeting takes place, would you like to vote those accounts in the same manner as well?

(Pause For Response)

*	Confirmation – I am recording your (Recap Voting Instructions).

For confirmation purposes:

•	Please state your full name. (Pause)
•	According to our records, you reside in (city, state, zip code). (Pause)
•	To ensure that we have the correct address for the written confirmation, please state your street address. (Pause)

Thank you. You will receive written confirmations of your vote for each meeting within 3 to 5 business days. Upon receipt, please review and retain for your records. If you should have any questions please call the toll free number listed on the confirmations. Mr. /Ms. ___________, your votes are important and your time is greatly appreciated. Thank you and have a good (morning, afternoon, evening.)

FOR INTERNAL DISTRIBUTION ONLY	Updated 6-15-2018

CLOSED-END FUND PROXY FACT SHEET FOR:

FRANKLIN LIMITED DURATION INCOME TRUST

ANNUAL MEETING IMPORTANT DATES		ANNUAL MEETING LOCATION
Record Date	JUNE 20, 2018	OFFICES OF FRANKLIN LIMITED DURATION INCOME TRUST
Mail Date	JUNE 28, 2018	ONE FRANKLIN PARKWAY
Meeting Date	SEPTEMBER 4, 2018 @ 1:00 PM (PT)	SAN MATEO, CALIFORNIA 94403
ADDITIONAL INFORMATION		CONTACT INFORMATION
CUSIP	SEE PAGE 9	Inbound Line	1-800-431-9642
Ticker	SEE PAGE 9	Website	www.franklintempleton.com

Note: Capitalized terms used herein and not defined herein are used with the meanings given them in the Franklin Limited Duration Income Trust Prospectus/Proxy Statement.

What are Shareholders being asked to vote on?

1.	The election of J. Michael Luttig and Gregory E. Johnson, as Trustees of the Fund, to hold office for the terms specified;

BOARD OF TRUSTEES UNANIMOUS RECOMMENDATION – FOR

2.	To approve amendments to the fundamental investment restrictions of the Fund (includes eight sub-proposals) as follows:

a.	To amend the fundamental investment restriction regarding borrowing;

b.	To amend the fundamental investment restriction regarding underwriting;

c.	To amend the fundamental investment restriction regarding lending;

d.	To amend the fundamental investment restriction regarding investments in real estate;

e.	To amend the fundamental investment restriction regarding investments in commodities;

f.	To amend the fundamental investment restriction regarding issuing senior securities;

g.	To amend the fundamental investment restriction regarding industry concentration; and

h.	To amend the fundamental investment restriction regarding diversification requirements.

BOARD OF TRUSTEES UNANIMOUS RECOMMENDATION – FOR

PROPOSAL 1: The election of J. Michael Luttig and Gregory E. Johnson, as Trustees of the Fund, to hold office for the terms specified;

NAME OF NOMINEE	TRUSTEE SINCE	YEAR OF BIRTH
01. J. Michael Luttig	2009	1954
02. Gregory E. Johnson	2013	1961

THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL 1

For Internal Distribution Only	Page 1

PROPOSAL 2: To approve amendments to the fundamental investment restrictions of the Fund (includes eight sub-proposals) as follows:

What are fundamental investment restrictions?

The Fund is subject to certain investment restrictions that are considered “fundamental” because they may only be changed with shareholder approval.

The proposed standardized fundamental investment restrictions cover those areas for which the Investment Company Act of 1940 (the “1940 Act”) requires the Fund to have fundamental restrictions and are substantially similar to the fundamental investment restrictions of other Franklin Templeton funds that have recently amended their fundamental investment restrictions or have recently been created.

Why are shareholders being asked to approve amendments to the fundamental investment restrictions?

The purpose of the proposed amendments is to update those restrictions that are more restrictive than is currently required and to standardize, to the extent practicable, the Fund’s fundamental investment restrictions with those of substantially all other Franklin Templeton funds.

Certain proposed amendments would provide the Fund with additional flexibility to pursue various investments or strategies. To the extent that the Fund uses such flexibility in the future, the Fund may be subject to some additional costs and risks.

Will approval of amendments to the fundamental investment restrictions affect the way in which the Fund is managed?

The Fund does not currently anticipate materially changing its investment strategies if the proposed amendments to these fundamental investment restrictions are approved. The proposed standardized investment restrictions will not affect the Fund’s investment goal.

What benefits will approval of the amendments have for the Fund and/or shareholders?

The Board and the Investment Manager believe that there are several advantages to revising the Fund’s fundamental investment restrictions at this time.

·	First, by updating their language now, the Fund may be able to minimize the costs and delays associated with obtaining future shareholder approval to revise fundamental investment restrictions that have become outdated or inappropriate.

·	Second, the Board and the Investment Manager believe that an investment manager’s ability to manage a fund’s assets in a changing investment environment may be enhanced because the Fund, to the extent it is currently subject to more restrictive or outdated restrictions, will have greater investment management flexibility to respond to market, industry, regulatory or technical changes by seeking Board, rather than shareholder, approval when necessary to revise certain investment policies or strategies.

·	Finally, the standardized fundamental investment restrictions are expected to enable the Fund and its service providers to more efficiently and more easily monitor portfolio compliance across the entire Franklin Templeton fund complex and help avoid conflicts among restrictions whose language varies only slightly from one to another.

For Internal Distribution Only	Page 2

SUB-PROPOSALS 2a. – 2h.

2a. To amend the fundamental investment restriction regarding borrowing;

The 1940 Act permits closed-end funds to engage in leverage, subject to certain limitations and asset coverage requirements. In addition, borrowing limitations adopted by a fund must be fundamental. The 1940 Act requirements for closed-end fund borrowing generally are designed to protect shareholders and their investment by ensuring that the closed-end fund maintains adequate asset coverage for its borrowings, while also providing certain rights to the closed-end fund’s lenders.

The Fund’s current fundamental investment restriction regarding borrowing is as follows:

[The Fund may not:] Borrow money or issue senior securities, except to the extent permitted by the 1940 Act, or any rules, exemptions or interpretations thereunder that may be adopted, granted or issued by the SEC.

The proposed standardized fundamental investment restriction regarding borrowing is as follows:

[The Fund may not:] Borrow money, except to the extent permitted by the 1940 Act, or any rules, exemptions or interpretations thereunder that may be adopted, granted or issued by the SEC.

What effect will amending the current borrowing restriction have on the Fund?

The proposed restriction would separate the Fund’s fundamental investment restriction on borrowing from its fundamental investment restriction on senior securities, and establish it as a separate fundamental investment restriction. In all other respects, however, the proposed investment restriction for the Fund is substantially the same as the Fund’s current restriction, but conforms the investment restriction to the separate investment restriction on borrowing used by other Franklin Templeton funds.

2b. To amend the fundamental investment restriction regarding underwriting;

Under the 1940 Act, a fund’s policy concerning underwriting is required to be fundamental. Under the federal securities laws, a person or company generally is considered to be an underwriter if the person or company participates in the public distribution of securities of other issuers, which involves purchasing the securities from the issuer with the intention of reselling the securities tothe public.

From time to time, a fund may purchase securities in a private transaction for investment purposes and later sell or redistribute the securities to institutional investors. Under these or other circumstances, the fund could possibly be considered to be within the technical definition of an underwriter under the federal securities laws. Staff interpretations of the U.S. Securities and Exchange Commission (the “SEC”) have clarified, however, that resales of privately placed securities by institutional investors, such as the Fund, do not make the institutional investor an underwriter in these circumstances.

The Fund’s current fundamental investment restriction regarding underwriting is as follows:

For Internal Distribution Only	Page 3

[The Fund may not:] Act as an underwriter except to the extent that, in connection with the disposition of portfolio securities, it may be deemed to be an underwriter under applicable securities laws.

The proposed standardized fundamental investment restriction regarding underwriting is as follows:

[The Fund may not:] Act as an underwriter except to the extent the Fund may be deemed to be an underwriter when disposing of securities it owns or when selling its own shares.

What effect will amending the current borrowing restriction have on the Fund?

The proposed fundamental investment restriction is substantially similar to the current investment restriction.

2c. To amend the fundamental investment restriction regarding lending;

Under the 1940 Act, a fund must describe, and designate as fundamental, its policy with respect to making loans. In addition to a loan of cash, the term “loan” may, under certain circumstances, be deemed to include certain transactions and investment-related practices. Among those transactions and practices are the lending of portfolio securities, the purchase of certain debt instruments, entering into repurchase agreements, and making direct loans to borrowers.

The Fund’s current fundamental investment restriction regarding lending is as follows:

[The Fund may not:] Make loans to other persons except (a) through the lending of its portfolio securities, (b) through the purchase of debt obligations, loan participations and/or engaging in direct corporate loans in accordance with its investment objectives and policies, and (c) to the extent the entry into a repurchase agreement is deemed to be a loan. The Fund may also make loans to other investment companies to the extent permitted by the 1940 Act or any exemptions therefrom which may be granted by the SEC.

The proposed fundamental investment restriction regarding lending is as follows:

[The Fund may not:] Make loans, except to the extent permitted by the 1940 Act or any rules, exemptions or interpretations thereunder that may be adopted, granted or issued by the SEC.

What effect will amending the current lending restriction have on the Fund?

The proposed fundamental investment restriction provides the Fund with maximum flexibility to engage in lending to the full extent permitted by applicable law. This recognizes the Fund’s traditional emphasis on investing in debt instruments, and more readily facilitates investments in newer forms of debt instruments as they become available.

2d. To amend the fundamental investment restriction regarding investments in real estate;

Under the 1940 Act, a fund’s restriction regarding investments in real estate must be fundamental.

The 1940 Act does not prohibit an investment company from investing in real estate, either directly or indirectly. The Fund’s current fundamental investment restriction relating to real estate generally prohibits the Fund from purchasing or selling real estate unless acquired as a result of ownership of securities or other instruments, although it does not prevent the Fund from investing in issuers that invest, deal, or otherwise engage in transactions in real estate or real estate interests, or investing in securities that are secured by real estate or real estate interests.

For Internal Distribution Only	Page 4

The Fund’s current fundamental investment restriction regarding investments in real estate is as follows:

[The Fund may not:] Purchase or sell real estate unless acquired as a result of ownership of securities or other instruments and provided that this restriction does not prevent the Fund from investing in issuers which invest, deal, or otherwise engage in transactions in real estate or interests therein, or investing in securities that are secured by real estate or interests therein.

The proposed standardized fundamental investment restriction regarding investments in real estate is as follows:

[The Fund may not:] Purchase or sell real estate unless acquired as a result of ownership of securities or other instruments and provided that this restriction does not prevent the Fund from (i) purchasing or selling securities or instruments secured by real estate or interests therein, securities or instruments representing interests in real estate or securities or instruments of issuers that invest, deal or otherwise engage in transactions in real estate or interests therein, and (ii) making, purchasing or selling real estate mortgage loans.

What effect will amending the current real estate restriction have on the Fund?

The proposed fundamental investment restriction for the Fund is substantially the same as the Fund’s current fundamental investment restriction, but conforms the investment restriction to that used by other Franklin Templeton funds.

2e. To amend the fundamental investment restriction regarding investments in commodities;

Under the 1940 Act, a fund must have a fundamental investment restriction governing investments in commodities. The 1940 Act does not prohibit a fund from investing in commodities.

The Fund’s current fundamental investment restriction regarding commodities is as follows:

[The Fund may not:] Purchase or sell commodities as defined in the Commodity Exchange Act, as amended, and the rules and regulations thereunder, unless acquired as a result of ownership of securities or other instruments and provided that this restriction does not prevent the Fund from engaging in transactions involving futures contracts and options thereon or investing in securities that are secured by physical commodities.

The Fund’s Investment Manager and Board are recommending that the Fund amend its current fundamental investment restriction regarding investments in commodities to provide the Fund with the flexibility to adapt to continuously changing regulation and to react to changes in the financial markets and the development of new investment opportunities and instruments, in accordance with the Fund’s investment goal and subject to oversight by the Board.

Since the adoption of the Fund’s current fundamental investment restriction regarding commodities, the financial markets and related regulation by the SEC, the U.S. Commodity Futures Trading Commission and other governmental agencies have evolved, and new types of financial instruments have become available as potential investment opportunities, including commodity-linked instruments. Under the proposed restriction, if current applicable law were to change, the Fund would be able to conform to any such new law without shareholders taking further action.

For Internal Distribution Only	Page 5

The proposed standardized fundamental investment restriction regarding investments in commodities is as follows:

[The Fund may not:] Purchase or sell commodities, except to the extent permitted by the 1940 Act or any rules, exemptions or interpretations thereunder that may be adopted, granted or issued by the SEC.

What effect will amending the current commodities restriction have on the Fund?

The proposed fundamental investment restriction would clarify the ability of the Fund to engage in transactions involving currencies and other derivative transactions, such as futures contracts, forward contracts, commodity options and swaps, subject to oversight by the Board. Notwithstanding the potential flexibility provided by the proposed fundamental investment restriction, the Fund is subject to limitations established from time to time by the Board regarding the use of derivatives. It is not anticipated that the adoption of the proposed fundamental investment restriction would involve additional material risk to the Fund or affect the way the Fund is currently managed or operated.

2f. To amend the fundamental investment restriction regarding issuing senior securities;

The 1940 Act requires a fund to have an investment restriction describing its ability to issue senior securities. A senior security is any bond, debenture, note or similar obligation or instrument constituting a security and evidencing indebtedness, and any stock of a class having priority over any other class as to distribution of assets or payment of dividends. The 1940 Act generally permits closed-end funds to issue senior securities, subject to certain requirements as to terms and asset coverage.

The Fund’s current fundamental investment restriction regarding issuing senior securities is as follows:

[The Fund may not:] Borrow money or issue senior securities, except to the extent permitted by the 1940 Act, or any rules, exemptions or interpretations thereunder that may be adopted, granted or issued by the SEC.

The proposed standardized fundamental investment restriction regarding issuing senior securities is as follows:

[The Fund may not:] Issue senior securities, except to the extent permitted by the 1940 Act or any rules, exemptions or interpretations thereunder that may be adopted, granted or issued by the SEC.

What effect will amending the current senior securities restriction have on the Fund?

The proposed fundamental investment restriction would separate the Fund’s fundamental investment restriction on senior securities from its fundamental investment restriction on borrowing, and establish it as a separate fundamental investment restriction. In all other respects, however, the proposed fundamental investment restriction for the Fund is substantially the same as the Fund’s current fundamental investment restriction, but conforms the investment restriction to the separate investment restriction on senior securities used by other Franklin Templeton funds.

For Internal Distribution Only	Page 6

2g. To amend the fundamental investment restriction regarding industry concentration;

Under the 1940 Act, a fund’s policy regarding concentration of investments in the securities of companies in any particular industry must be fundamental. The SEC staff takes the position that a fund “concentrates” its investments if it invests more than 25% of its “net” assets (exclusive of certain items such as cash, U.S. government securities, and certain tax-exempt securities) in any particular industry. A fund is not permitted to concentrate its investments in any particular industry unless it discloses its intention to do so, and the SEC staff generally takes the position that a fund may not reserve the right to concentrate its investments in the future.

The Fund’s current fundamental investment restriction regarding industry concentration is as follows:

[The Fund may not:] Concentrate its investments in a particular “industry,” as that term is used in the 1940 Act and as interpreted, modified, or otherwise permitted by regulatory authority having jurisdiction, from time to time (this limitation does not apply to securities issued or guaranteed by the U.S. Government or any of its agencies or instrumentalities).

The proposed standardized fundamental investment restriction regarding industry concentration is as follows:

[The Fund may not:] Invest more than 25% of the Fund’s net assets in securities of issuers in any one industry (other than securities issued or guaranteed by the U.S. government or any of its agencies or instrumentalities).

What effect will amending the current industry concentration restriction have on the Fund?

The proposed fundamental investment restriction for the Fund will standardize and clarify the scope of the Fund’s restriction by clarifying that “concentration” means investing more than 25% of the concentrating Fund’s net assets in securities of companies operating in one industry or group of related industries. Also, the changes will conform the Fund’s fundamental investment restriction on concentration to that of other Franklin Templeton funds

2h. To amend the fundamental investment restriction regarding diversification requirements;

The 1940 Act requires each investment company to classify itself as either a “diversified” or “non-diversified” fund. If a fund is “diversified,” then it may not purchase the securities of any one issuer if, at the time of purchase, with respect to 75% of the fund’s total assets, more than 5% of its total assets would be invested in the securities of that issuer, or the fund would own or hold more than 10% of the outstanding voting securities of that issuer. Up to 25% of a fund’s total assets may be invested without regard to these limitations. Under the 1940 Act, these limitations do not apply to securities issued or guaranteed as to principal or interest by the U.S. government or any of its agencies or instrumentalities, or to the securities of other investment companies.

The Fund’s current fundamental investment restriction regarding industry concentration is as follows:

For Internal Distribution Only	Page 7

[The Fund may not:] With respect to 75% of the Fund’s total assets, purchase the securities of any issuer, except securities issued or guaranteed by the U.S. Government or any of its agencies or instrumentalities or securities issued by other investment companies, if, as a result, (i) more than 5% of the Fund’s total assets would be invested in the securities of that issuer, or (ii) the Fund would hold more than 10% of the outstanding voting securities of that issuer. For the purpose of this restriction, each state and each separate political subdivision, agency, authority or instrumentality of such state, each multi-state agency or authority, and each obligor, if any, is treated as a separate issuer of municipal bonds.

The proposed standardized fundamental investment restriction regarding industry concentration is as follows:

[The Fund may not:] Purchase the securities of any one issuer (other than the U.S. government or any of its agencies or instrumentalities or securities of other investment companies, whether registered or excluded from registration under Section 3(c) of the 1940 Act) if immediately after such investment (a) more than 5% of the value of the Fund’s total assets would be invested in such issuer or (b) more than 10% of the outstanding voting securities of such issuer would be owned by the Fund, except that up to 25% of the value of the Fund’s total assets may be invested without regard to such 5% and 10% limitations.

What effect will amending the current diversification restriction have on the Fund?

The Fund operates as a diversified investment company, as reflected in its current fundamental investment restriction regarding diversification. The proposed standardized diversification restriction for the Fund is substantially the same as the Fund’s current restriction; however, the changes will conform the Fund’s fundamental policy on issuer diversification to that of other Franklin Templeton funds, and expressly adds to the investment company exclusion those investment companies that are excluded from registration under Section 3(c) of the 1940 Act.

THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSALS 2a – 2h

VOTING METHODS
PHONE:	To cast your vote by telephone with a proxy specialist, call the toll-free number found on your proxy card. Representatives are available to take your voting instructions Monday through Friday 9:00 a.m. to 10:00 p.m. Eastern Time.
MAIL:	To vote your proxy by mail, check the appropriate voting box on the proxy card, sign and date the card and return it in the enclosed postage-paid envelope.
TOUCH-TONE:	To cast your vote via a touch-tone voting line, call the toll-free number and enter the control number found on your proxy card.
INTERNET:	To vote via the Internet, go to the website on your proxy card and enter the control number found on the proxy card.

For Internal Distribution Only	Page 8

Proxy Materials Are Available Online At: http://www.proxyonline.com/docs/FT2018.pdf

AST Fund Solutions is mentioned on pages 1 and 3 of the Proxy Statement.

NAME OF FUND	CUSIP	CLASS	TICKER
Franklin Limited Duration Income Trust	35472T101	Common	FTF
Franklin Limited Duration Income Trust	35472T200	Preferred Shares Series M
Franklin Limited Duration Income Trust	35472T309	Preferred Shares Series W
Franklin Limited Duration Income Trust	35472T408	Preferred Shares Series F

For Internal Distribution Only	Page 9

Franklin Limited Duration Income Trust Level I Script (CONFIRM RECEIPT OF PROXY MATERIAL)

Good (morning, afternoon, evening), my name is (AGENT’S FULL NAME) and I’m calling on behalf of Franklin Templeton Investments.

May I please speak with (SHAREHOLDER’S FULL NAME)?

(Re-Greet If Necessary)

I am calling on a recorded line regarding your current investment in Franklin Limited Duration Income Trust. You were recently sent proxy materials asking for your vote at the Annual Meeting of Shareholders scheduled to take place on September 4, 2018.

Have you had the opportunity to review the information?

(Pause for response)

If “Yes” or positive response: If you’re not able to attend the meeting, I can record your voting instructions by phone. Your Board of Trustees has unanimously recommended a vote “For” the proposals.

If “No” or negative response:

I would be happy to review the meeting agenda with you and record your vote by phone; however, your Board of Trustees has unanimously recommended a vote “For” the proposals.

Would you like to vote with the Board’s recommendation?

(Pause For Response) (Review Voting Options with Shareholder If Necessary)

If we identify any additional accounts you own with Franklin Limited Duration Income Trust before the meeting takes place, would you like to vote those accounts in the same manner as well?

(Pause For Response)

*	Confirmation – I am recording your (Recap Voting Instructions).

For confirmation purposes:

·	Please state your full name. (Pause)
·	According to our records, you reside in (city, state, zip code). (Pause)
·	To ensure that we have the correct address for the written confirmation, please state your street address. (Pause)

Thank you. You will receive written confirmation of your vote within 3 to 5 business days. Upon receipt, please review and retain for your records. If you should have any questions please call the toll free number listed on the confirmation. Mr. /Ms. ___________, your vote is important and your time is greatly appreciated. Thank you and have a good (morning, afternoon, evening.)

FOR INTERNAL DISTRIBUTION ONLY	Updated 6-15-2018